EXHIBIT 99.1

                    [UNIVERSAL AMERICAN FINANCIAL CORP. LOGO]

                              FOR IMMEDIATE RELEASE

                   UNIVERSAL AMERICAN FINANCIAL CORP. REPORTS
                          RECORD THIRD QUARTER RESULTS


           Rye Brook, NY - November 4, 2003 - UNIVERSAL AMERICAN FINANCIAL CORP. (NASDAQ NATIONAL MARKET: UHCO) ("Universal American") today announced record results for the third quarter ended September 30, 2003.


                THIRD QUARTER 2003 COMPARED TO THIRD QUARTER 2002
                -------------------------------------------------

o Pre-tax operating income, excluding investment gains, increased 36% to $17.1 million;

o Net operating income, excluding investment gains, increased 35% to $11.0 million;

o Net operating EPS, excluding investment gains, increased 33% to $.20 per diluted share;

o Reported net income, including investment gains, increased 37% to $11.4 million, or $.21 per diluted share;

o          Revenues, excluding investment gains, rose 69% to $141.3 million; and

o          Operating return on equity was 15.4%, as compared to 13.5%.


                NINE MONTHS ENDED SEPTEMBER 30, 2003 COMPARED TO
                      NINE MONTHS ENDED SEPTEMBER 30, 2002
                      ------------------------------------

o Pre-tax operating income, excluding investment gains and a one-time non-cash charge in the first quarter of 2003 of $1.8 million related to the financing of the acquisition of Pyramid Life ("financing charge"), increased 30% to $45.9 million;

o Net operating income, excluding investment gains and the financing charge, increased 29% to $29.9 million;

o Net operating EPS, excluding investment gains and the financing charge, increased 28% to $.55 per diluted share;

o Reported net income, including investment gains and the financing charge, was $30.0 million, or $.55 per diluted share; and

o          Revenues, excluding investment gains, rose 52% to $379.0 million.


                     FINANCIAL RESULTS-THIRD QUARTER 2003

           Universal American's reported net income for the third quarter of 2003 was $11.4 million, or $.21 per diluted share, compared to $8.3 million, or $.15 per diluted share in the third quarter of 2002. The components of net income were as follows:


o We earned $11.0 million, or $.20 per diluted share from operations, excluding investment gains. This represents a 35% increase over the $8.2 million income from operations and a 33% increase over the $.15 per diluted share reported in the 2002 third quarter. Based on this measure of operating income, return on equity, excluding the effect of FAS 115, for the third quarter was 15.4% compared to 13.5% in the third quarter of last year.

o We realized after tax investment gains of $.4 million, or $.01 per diluted share for the third quarter of 2003 compared to $.1 million in the third quarter of 2002.


                     FINANCIAL RESULTS-NINE MONTHS ENDED SEPTEMBER 30, 2003

           Universal American's reported net income for the first nine months of 2003 was $30.0 million, or $.55 per diluted share, compared to $19.1 million, or $.35 per share in 2002. The components of net income were as follows:


o We earned $29.9 million, or $.55 per diluted share from operations, excluding investment gains and the financing charge. This represents a 29% increase over the $23.2 million income from operations and a 28% increase over the $.43 per diluted share reported in the first nine months of 2002.

o We expensed $1.8 million, or $.02 per diluted share after tax, in unamortized deferred loan fees associated with the loan that we repaid in order to finance the Pyramid acquisition.

o We had after tax investment gains of $1.2 million, or $.02 per diluted share, in the first nine months of 2003, compared to an after tax loss of $4.1 million, or $.08 per diluted share, in 2002.


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
                     BALANCE SHEET DATA

           Excluding the unrealized appreciation of the Company's investment portfolio, shareholders' equity was $293.2 million and fully diluted book value per common share was $5.32, a 17% increase over September 30, 2002. Since 1998, fully diluted book value per share, excluding the effect of FAS 115, has grown at a compounded rate of 17%.

           Shareholders' equity reported as of September 30, 2003 was $336.2 million, or $6.23 per common share, compared to $286.8 million, or $5.42 per common share on December 31, 2002. During the first nine months of 2003, total assets grew 22% to approximately $1.7 billion, largely as a result of the assets acquired in the Pyramid acquisition.

                     MANAGEMENT COMMENTS

           Richard Barasch, chairman and CEO of Universal American, commented, "The results of the third quarter continue to reflect our organic growth strengthened by our recent acquisitions. We are particularly pleased that our return on equity grew to 15.4% for the quarter, reflecting our growth and the efficient management of our capital structure.

                     SENIOR MARKET BROKERAGE

           "The top-line in our Senior Market Brokerage segment grew well, as gross premiums written increased by 9% over the third quarter of 2002 to $123.5 million. Revenues rose even faster, by 59%, to $65.0 million as we retained a larger percentage of our new business and benefited from the recapture in the second quarter of 2003 of a sizable in force block of Medicare supplement business that had been previously reinsured and the assumption in the fourth quarter of 2002 of a block of Medicare supplement business.

            "In the third quarter, our Medicare Supplement loss ratio in this line of business was 67.1%, an improvement over the 70.0% we incurred in the second quarter, but slightly higher than the 65.8% we incurred on this line in the third quarter of last year. For the nine months ended September 30, our Medicare loss ratios improved to 69.8% in 2003 from 70.8% in 2002. Although we saw an increase in claims in our Florida home health block in the third quarter which depressed our results in this segment, we anticipate that 2003 full year results for this block will show improvement over 2002. As part of our continuing effort to improve the results in this line, we are in the process of implementing a 30% rate increase which was recently approved.

           "In an effort to increase our life insurance sales, we acquired the field force of Guarantee Reserve Life in July of 2003 and in cooperation with its new owner, Swiss Re, have begun to sell senior life insurance through that dynamic field force. In the first three months of this relationship, we received nearly 20,000 applications and issued more than $8.5 million of new business from 955 licensed agents.

                     CAREER AGENCY

           "The Career Agency division had an outstanding quarter bolstered by the Pyramid acquisition which was completed in March and by improved morbidity results in the fixed benefit disability lines. In the third quarter, revenues increased 86% to $74.0 million and profits increased 59% to $13.3 million


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
compared to the third quarter of 2002. Total sales, including the $13.1 million of business written by Pyramid since our acquisition, increased by 69.2% over the same period last year. Our results were aided by a decrease in the loss ratio in the fixed benefit business written by our career companies from 59.1% to 53.5% as compared to last year.

           "The Canadian career operation continued its steady contribution to the Career Agency segment, as total revenues increased by 15% and profits increased by 22% over the third quarter of 2002, helped in part by the increase in value of the Canadian dollar.

           "We continue to progress with the integration of the operations of Pyramid into our existing facilities. While the acquisition of Pyramid is already accretive, even taking into account the transition costs, we expect to see even more benefit from the acquisition when we complete the integration early in 2004.

                     ADMINISTRATIVE SERVICES

           "CHCS Services, a leading national senior market third-party administrator, continued its important contribution to the profitability and cash flow of our Company. As a result of the growth in premiums managed, revenues for the quarter increased 8% to $12.0 million and operating income increased 53% to $2.9 million over the comparable period of 2002. For the nine months ended September 30, 2003, revenues are up 18% to $36.4 million and operating income increased 45% to $8.1 million. We have been successful in attracting new business for CHCS Services, from both internal and external sources, and we expect to see continued growth in this segment."

                     INVESTMENT PORTFOLIO

           "Our investment portfolio, which totals $1.2 billion, is in excellent shape with over 99% of the portfolio invested in debt securities rated investment grade by at least one of the rating agencies. As of the end of the third quarter, the market value of our bonds was $67.6 million higher than our cost. During the quarter we had write-downs of $0.3 million, which were more than offset by capital gains. After being cautious in the second quarter as interest rates hit multi-decade lows, we invested more actively as rates moved up in the third quarter.

                     CAPITALIZATION

           "We continue to be able to access the capital markets on increasingly favorable terms to help us finance our growth. In March 2003, we replaced our prior debt with a larger bank facility at a lower interest rate that helped us fund the Pyramid acquisition and gave us a revolving credit facility of $15 million. During the second quarter, we also issued two Trust Preferred Securities that allowed us to replace a portion of the bank debt with thirty-year non-amortizing financing that is given substantial equity treatment by the rating agencies, but does not dilute the equity of our shareholders. Further, in October 2003, we issued an additional $20.0 million of Trust Preferred Securities, some of the proceeds of which will be used to further reduce our bank debt, with the balance to be kept available to support our growth."

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
CONFERENCE CALL

           Universal American will host a conference call at 10 am Eastern Time on Wednesday, November 5, 2003 to discuss the third quarter results and other corporate developments. This conference call will be webcast live over the Internet and can be accessed at Universal American's website at www.uafc.com. To listen to the live call, please go to the website at least 15 minutes early to download and install any necessary audio software. If you are unable to listen live, the conference call will be archived and can be accessed for approximately 60 days.

           Prior to the conference call, the Company will make available on its website supplemental financial data in connection with its quarterly earnings release. This supplemental financial data can be accessed at www.uafc.com (Under the heading "Investor Relations; Financial Reports").



                     ABOUT UNIVERSAL AMERICAN FINANCIAL CORP.

           Universal American Financial Corp. offers a portfolio of supplemental life and health insurance products, primarily to the senior market, as well as third party administrator services for insurance and non-insurance programs in the senior market. The Company is included in the Russell 2000 and 3000 Indexes. For more information on Universal American, please visit our website at www.uafc.com.

           Except for the historical information contained above, this document may contain some forward looking statements, including statements related to 2003 operating results, which involve a number of risks and uncertainties that could cause actual results to differ materially. These risk factors are listed from time to time in the Company's SEC reports.



                               (Tables to follow)







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
               UNIVERSAL AMERICAN FINANCIAL CORP. AND SUBSIDIARIES


SELECTED CONSOLIDATED FINANCIAL DATA

IN MILLIONS, EXCEPT PER SHARE AMOUNTS
                                   (UNAUDITED)

                                                                 THREE MONTHS ENDED                        NINE MONTHS ENDED
                                                                     SEPTEMBER 30,                            SEPTEMBER 30,
CONSOLIDATED OPERATING RESULTS                                2003                 2002                2003                 2002
------------------------------                                ----                 ----                ----                 ----
Premiums before fees and reinsurance                         $  184.4            $  145.8            $  522.4             $  437.4
                                                           ===========         ============        ============         ============

Net premiums and policyholder fees                           $  123.6            $    65.8           $  324.4             $  196.3
Net investment income                                            15.1                 14.8               44.9                 43.5
Other income                                                      2.6                  3.1                9.7                  9.2
                                                           -----------         ------------        ------------         ------------
      Total Operating revenue                                   141.3                 83.7              379.0                249.0
                                                           -----------         ------------        ------------         ------------

Policyholder benefits                                            84.6                 43.8              227.1                135.6
Interest credited to policyholders                                4.0                  2.9               10.4                  8.1
Change in deferred acquisition costs                            (15.1)                (7.1)             (34.4)               (19.9)
Amortization of present value of future profits and
      Goodwill                                                    1.1                  0.4                2.2                  1.2
 Commissions and general expenses, net of
       Allowances                                                49.6                 31.0              127.8                  88.8
                                                           -----------         ------------        ------------         ------------
      Total benefits and expenses                               124.2                 71.0              333.1                 213.8
                                                           -----------         ------------        ------------         ------------

      Pro forma operating income, before income taxes(1)         17.1                 12.7               45.9                  35.2

Income Taxes (2)                                                 (6.1)                (4.5)             (16.0)                (12.0)
                                                           -----------         ------------        ------------         ------------

PRO FORMA NET OPERATING INCOME (1)                               11.0                  8.2               29.9                  23.2

Non-recurring items
Early extinguishment of debt                                      -                    -                 (1.8)                  -
Income taxes on non-recurring items                               -                    -                  0.7                   -
                                                           -----------         ------------        ------------         ------------
Net non-recurring items                                           -                    -                 (1.1)                  -
                                                           -----------         ------------        ------------         ------------

NET OPERATING INCOME (1)                                         11.0                  8.2               28.8                  23.2

Investment gains(losses)
Realized gains (losses)                                           0.6                  0.2                1.9                  (6.2)
Income taxes on realized gains (losses)                          (0.2)                (0.1)              (0.7)                  2.1
                                                           -----------         ------------        ------------         ------------
Net realized gains (losses)                                       0.4                  0.1                1.2                  (4.1)
                                                           -----------         ------------        ------------         ------------

      REPORTED NET INCOME (1)                                $   11.4            $     8.3           $   30.0             $    19.1
                                                           ===========         ============        ============         ============

Per Share Data (Diluted)
      Pro forma net operating income (1)                     $   0.20            $    0.15           $   0.55             $    0.43
      Non-recurring items                                        -                    -                 (0.02)                 -
      Realized gains (losses) net of tax                         0.01                 -                  0.02                 (0.08)
                                                           -----------         ------------        ------------         ------------

      REPORTED NET INCOME (1)                                $   0.21            $    0.15           $   0.55             $    0.35
                                                           ===========         ============        ============         ============

                                     (MORE)

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
               UNIVERSAL AMERICAN FINANCIAL CORP. AND SUBSIDIARIES
                      SELECTED CONSOLIDATED FINANCIAL DATA
                      IN MILLIONS, EXCEPT PER SHARE AMOUNTS
                                   (UNAUDITED)

                                                        THREE MONTHS ENDED                             NINE MONTHS ENDED
                                                           SEPTEMBER 30,                                  SEPTEMBER 30,

Consolidated Operating Results by Segment           2003                   2002                    2003                  2002
                                                    ----                   ----                    ----                  ----
Career Agency                                        $  13.3              $      8.3             $    32.5              $    23.3
Senior Market Brokerage                                  3.5                     4.2                  11.9                   11.4
Administrative Services                                  2.9                     1.9                   8.1                    5.6
                                                --------------         --------------           ------------         --------------
         Segment operating income                       19.7                   14.4                    52.5                  40.3

Corporate                                               (2.6)                  (1.7)                   (6.6)                 (5.1)
                                                --------------         --------------           ------------         --------------

         Net operating income before federal
         income taxes (1)                            $  17.1              $    12.7              $     45.9             $    35.2
                                                ==============         ==============           ============         ==============



Balance Sheet Data                                                September 30, 2003           December 31, 2002
------------------------------------------------------------- ---------------------------- ---------------------------
Total Cash and Investments                                            $    1,245.2                 $      999.9
                                                              ---------------------------- ---------------------------
Total Assets                                                          $    1,707.6                 $    1,401.7
                                                              ---------------------------- ---------------------------
Total Policyholder Related Liabilities                                $    1,217.3                 $      993.7
                                                              ---------------------------- ---------------------------
Total Outstanding Bank Debt                                           $       45.9                 $       50.8
                                                              ---------------------------- ---------------------------
Trust Preferred Securities                                            $       55.0                 $       15.0
                                                              ---------------------------- ---------------------------
Total Shareholders' Equity                                            $      336.2                 $      286.8
                                                              ---------------------------- ---------------------------
Total Shareholders' Equity (excluding FAS 115)                        $      293.2                 $      256.9
                                                              ---------------------------- ---------------------------
Diluted Weighted Average Shares Outstanding YTD                               54.8                         54.3
                                                              ---------------------------- ---------------------------
Book Value per Common Share                                           $      6.232                 $       5.42
                                                              ---------------------------- ---------------------------
Diluted Book Value per Common Share (excluding FAS 115) (4)           $       5.32                 $       4.77
                                                              ---------------------------- ---------------------------
Debt to Total Capital Ratio (5)                                              11.7%                        15.7%
                                                              ---------------------------- ---------------------------


(1) We describe our income as follows: "Reported net income" is income based on generally accepted accounting principles. "Net operating income" excludes realized gains (losses). "Pro forma operating income" also excludes items that are non-recurring and, in the opinion of management, are not indicative of overall operating trends. The table on page 7 reconciles Pro forma operating income and Net operating income to Reported net income in accordance with generally accepted accounting principles.

(2) The effective tax rates were 35.5% and 35.4% for the quarters ended September 30, 2003 and 2002, respectively and 34.9% and 34.1% for the nine months ended September 30, 2003 and 2002, respectively.


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
(3) Tax on realized capital gains (losses) and other non-recurring items is based on a 35.0% effective tax rate for all periods.

(4) Diluted book value per share represents total Shareholders' Equity, excluding accumulated other comprehensive income ("FAS 115"), plus assumed proceeds from the exercise of vested options, divided by the total shares outstanding plus the shares assumed issued from the exercise of vested options.

(5) The Debt to Total Capital Ratio is calculated as the ratio of the Total Outstanding Bank Debt to the sum of Shareholders' Equity excluding FAS 115 plus Total Outstanding Bank Debt plus Trust Preferred Securities.

                                 #### #### ####



CONTACT:                                   - OR-    INVESTOR RELATIONS COUNSEL:
Robert A. Waegelein                                 The Equity Group Inc.
Executive Vice President &                          www.theequitygroup.com
Chief Financial Officer (914) 934-8820              Linda Latman (212) 836-9609
                                                    Sarah Torres (212) 836-9611




















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